Exhibit 3


                  Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement on Schedule 13D to which this Exhibit is attached is filed on behalf of each of the undersigned in the capacities set forth below.

KRF3 ACQUISITION COMPANY, L.L.C.

     By:  KRF Company, L.L.C.,
          its sole member

     By:  The Krupp Family Limited Partnership-94,
          its sole member


     By:  /s/ Douglas Krupp
     ----------------------
     Douglas Krupp
     General Partner

KRF COMPANY, L.L.C.

By:  The Krupp Family Limited Partnership-94,
     its sole member


By:  /s/ Douglas Krupp
     -----------------
     Douglas Krupp
     General Partner

THE KRUPP FAMILY LIMITED PARTNERSHIP-94


By:  /s/ Douglas Krupp
----------------------
Douglas Krupp
General Partner

/s/ Douglas Krupp
----------------------
DOUGLAS KRUPP

/s/ George Krupp
----------------------
GEORGE KRUPP


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                                                                               2



EQUITY RESOURCE BRATTLE FUND LIMITED PARTNERSHIP,
EQUITY RESOURCE BRIDGE FUND LIMITED PARTNERSHIP,
EQUITY RESOURCE CAMBRIDGE FUND LIMITED PARTNERSHIP,
EQUITY RESOURCE GENERAL FUND LIMITED PARTNERSHIP,
EQUITY RESOURCE FUND XVI LIMITED PARTNERSHIP,
EQUITY RESOURCE FUND XIX LIMITED PARTNERSHIP.


By:  EQUITY RESOURCES GROUP, INCORPORATED,
     as general partner of each of the foregoing

/s/ Eggert Dagbjartsson
-----------------------------
By: Eggert Dagbjartsson
    Executive Vice President


EQUITY RESOURCES GROUP, INCORPORATED

/s/ Eggert Dagbjartsson
-----------------------------
By: Eggert Dagbjartsson
    Executive Vice President


/s/ Eggert Dagbjartsson
-----------------------------
EGGERT DAGBJARTSSON


/s/ Mark S. Thompson
-----------------------------
MARK S. THOMPSON


/s/ James E. Brooks
-----------------------------
JAMES E. BROOKS